UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STRATEGIC REALTY TRUST, INC.

(Name of the Registrant as Specified In Its Charter)

DIANNE COSTA

JEROME HAGLEY

MICHAEL KARAS

MARSHALL KARR

TODD SPITZER

ANTHONY THOMPSON

TINA ALDATZ

BERNECE DAVIS

ROBERT HOH

JAMES RONALD KING SR.

DAVID LARSEN

JOHN SKEFFINGTON

SHARON THOMPSON

CENTAURUS FINANCIAL INC.

THOMPSON NATIONAL PROPERTIES, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing contains a letter from Anthony W. Thompson.

Re:SRT/AWT

December 9, 2013

I am not seeking any office, officerships, directorships, or advisory agreements with SRT. As are you, my motivation is simple-new directors & managers experienced in the operations of value-add neighborhood grocery-anchored shopping centers, a specialty Glenborough does not possess.

I’m voting for Todd Spitzer and I hope all of your advisors and SRT Shareholders do as well. He’s independent, experienced in Public & Corp governance, Licensed Attorney & very knowledgeable in working with FINRA firms and their licensed brokers.

As a real estate investor for 40 years personally investing Billions of dollars for others and Tens of Millions of Dollars of my personal money, I believe our shareholders equity is rapidly declining in value since Batinovich, Maier, Levin & Rogers took control of SRT over a year ago. Last estimated NAV reported was Nov. 9, 2012 was $10.60.

Thank you for your continued due diligence, critical thinking and support to vote on the green ballot for the Shareholders Coalition Nominee Todd Spitzer, the only Independent Director running for election @ the Jan. 2014 shareholder meeting.

-------------

The SRT Shareholders Coalition (the “Coalition”) has filed definitive proxy statements and related materials with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of written requests to call a special meeting of SRT shareholders and solicitation of proxies for the 2013 annual meeting of SRT shareholders.  SRT shareholders should read the Coalition’s definitive proxy statements and its other publicly-filed proxy materials as they become available, because they contain important information.  This is not a solicitation of proxies, and stockholders are not being asked to provide proxies to the Coalition at this time.

Information regarding the direct and indirect interests of the Coalition and each other participant in the solicitation of written requests to call a special meeting or the solicitation of proxies for the annual meeting are included in the Coalition’s proxy materials filed with the SEC.  The Coalition’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov

The following persons are participants in connection with the solicitations:  Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr, Todd Spitzer, Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., David Larsen, John Skeffington, Anthony Thompson, Sharon Thompson, Centaurus Financial Inc. and Thompson National Properties, LLC.